Exhibit 99.1

Famous Dave’s of America, Inc. Reports Results for Fourth Quarter and Full Year Fiscal 2017

MINNEAPOLIS, March 5, 2018 – Famous Dave's of America, Inc. (NASDAQ: DAVE) today reported financial results for the fourth fiscal quarter and full year ended December 31, 2017 compared to the fourth quarter and full year ended January 1, 2017.

Highlights for the fourth fiscal quarter of 2017 include the following:

•	Franchise-operated comparable restaurant sales increased 1.1%
•	Company-owned comparable restaurant sales increased 8.0%, with traffic up 9.2%
•	General and administrative expenses decreased by $1.2 million to $2.8 million
•	Refranchised eight Company-owned restaurants and closed one underperforming Company-owned restaurant

Highlights for the fiscal year 2017 include the following:

•	Franchise-operated comparable restaurant sales declined 2.3%
•	Company-owned comparable restaurant sales increased 2.4%, with traffic up 3.3%
•	General and administrative expenses decreased by $1.9 million to $14.6 million
•	Consolidated adjusted EBITDA, a non-GAAP measure, increased 13.8% to $5.7 million. See “Non-GAAP Reconciliation” below.
•	Refranchised eight Company-owned restaurants and closed thirteen underperforming Company-owned restaurants

Key Operating Metrics

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2017	2017	2017	2017
Restaurant count:
Franchise-operated	134	139	134	139
Company-owned	16	37	16	37
Total	150	176	150	176
Comparable restaurant sales %:
Franchise-operated	1.1%	(5.5)%	(2.3)%	(4.5)%
Company-owned	8.0%	(5.0)%	2.4%	(5.0)%
Total	1.8%	(5.4)%	(1.8)%	(4.6)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$89,296	$97,728	$400,390	$429,377

Net loss from continuing operations	$(1,501)	$(982)	$(6,666)	$(4,105)
Adjusted net income (loss) from continuing operations(2)	(103)	(500)	410	(633)

Net loss from continuing operations, per share	$(0.21)	$(0.14)	$(0.95)	$(0.59)
Adjusted net income (loss) from continuing operations, per share(2)	(0.01)	(0.07)	0.06	(0.09)

Adjusted EBITDA(2)	$1,314	$515	$5,661	$4,974

(1)

System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.

(2)

Adjusted net (loss) income from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

Fourth Quarter 2017 Review

Total revenue for the fourth quarter of 2017 was $12.5 million, down 27.8% from the fourth quarter of 2016. The decrease in Company-owned net restaurant sales revenue was primarily driven by the closure of thirteen restaurants in fiscal 2017. This decrease was partially offset by an 8.0% increase in same-store sales.  The declines in franchise royalty and fee revenue were driven by the net closure of five franchise restaurants, which included the refranchising of eight Company-owned restaurants in the fourth quarter of fiscal 2017.

Restaurant-level operating margin for Company-owned restaurants was 1.3%, an increase from (3.8%) in the fourth quarter of fiscal 2016. The increase was primarily driven by lower occupancy costs, advertising spend, and improved actual versus theoretical food cost, partially offset by increased fixed labor and other operating costs.

General and administrative expenses decreased to $2.8 million from $4.1 million in the fourth quarter of 2016. The year over year decline was primarily a result of the continued optimization of our general and administrative expense structure, partially offset by severance expense recognized for executive departures as well as incentive compensation expense recognized in accordance with current executive employment agreements.

We recognized net loss from continuing operations of approximately $1.5 million, or ($0.21) per share, in the fourth quarter of 2017 compared to a loss from continuing operations of $982,000, or ($0.14) per share, in the fourth quarter of 2016. Although our pretax income was positive, the effects of the Tax Cuts and Jobs Act signed into law in late 2017 caused us to revalue our net deferred tax assets and resulted in a significant tax charge. We recognized a net loss from discontinued operations of $2.3 million, or ($0.32) per share, in the fourth quarter of 2017, compared to income of approximately $40,000, or $0.01 per share, in the fourth quarter of 2016.

Adjusted net loss from continuing operations, a non-GAAP measure, was approximately $103,000, or ($0.01) per share, compared to a loss of approximately $500,000, or ($0.07) per share, in the fourth quarter of 2016. A reconciliation between adjusted net loss and its most directly comparable GAAP measure is included in the accompanying financial tables.

Fiscal 2017 Review

Total revenue for the fiscal year 2017 was $64.6 million, down 15.7% from fiscal 2016. The decrease in Company-owned net restaurant sales revenue was primarily driven by the closure of thirteen restaurants in fiscal 2017, partially offset by a 2.4% increase in same-store sales. The declines in franchise royalty and fee revenue was primarily a result of the net closure of five franchise restaurants, which included the refranchising of eight Company-owned restaurants in fiscal 2017, a 2.3% decrease in same-store sales and less franchise fees recognized on the restaurants that opened in 2017 as compared to fiscal 2016.

Restaurant-level operating margin was 3.6%, an increase from 1.6% during fiscal 2016. This increase was primarily a result of improved actual versus theoretical food cost and reduced operating expenses, partially offset by increased fixed labor.

General and administrative expenses decreased to $14.6 million, from $16.6 million in fiscal 2016. The decrease in general and administrative expenses was primarily related to the continued optimization of our general and administrative expense structure, reduced costs incurred for the corporate office, third party consulting services and professional fees. As a percentage of revenue, general and administrative expenses increased due to sales deleverage.

We recognized net loss from continuing operations of approximately $6.7 million, or ($0.95) per share, in fiscal 2017 compared to a loss from continuing operations of $4.1 million, or ($0.59) per share, in fiscal 2016. We recognized a net loss from discontinued operations of $1.5 million, or ($0.21) per share, in fiscal 2017, compared to income of approximately $1.7 million, or $0.24 per share, in fiscal 2016.

Adjusted net income from continuing operations, a non-GAAP measure, was approximately $410,000, or $0.06 per share, compared to a loss of approximately $633,000, or ($0.09) per share, in fiscal 2016. A reconciliation between adjusted net income (loss) and its most directly comparable GAAP measure is included in the accompanying financial tables.

Executive Comments

Jeff Crivello, CEO, commented,  “I am extremely proud of the work that the team achieved in the fourth quarter and throughout fiscal 2017, particularly the refranchising of our Mid-Atlantic market to our largest franchisee, the implementation of third party delivery at company-owned restaurants, and the finalization of the restructure of the company’s general and administrative expenses. We continue to work on the revitalization of the totality of the guest experience in our core restaurants and remain engaged on the development of the new concept for the future. We look forward to building on these achievements into fiscal 2018. Finally, the board and I express sincere thanks and appreciation to Dexter Newman, our Chief Financial Officer who is departing today, for his leadership and stewardship of the restructuring of our organization over the past two years.”

About Famous Dave’s

Famous Dave’s develops, owns, operates and franchises barbeque restaurants. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts. As of March 5, 2018, the Company owns 16 locations and franchises an additional 135 restaurants in 32 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net (loss) income from continuing operations is net (loss) income from continuing operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, and the related tax impact. This number is divided by the weighted-average number of basic shares of common stock outstanding during each period presented to arrive at adjusted net (loss) income from continuing operations, per share. Adjusted EBITDA is net (loss) income, including discontinued operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:	Jeff Crivello – Chief Executive Officer
952-294-1300

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Revenue:
Restaurant sales, net	$8,918	$13,264	$48,874	$58,956
Franchise royalty revenue	3,355	3,722	14,732	16,375
Franchise fee revenue	—	155	35	290
Licensing and other revenue	258	218	954	1,003
Total revenue	12,531	17,359	64,595	76,624

Costs and expenses:
Food and beverage costs	2,765	4,046	14,782	18,299
Labor and benefits costs	3,227	5,103	17,653	21,008
Operating expenses	2,812	4,615	14,658	18,729
Depreciation and amortization	474	641	2,785	2,873
General and administrative expenses	2,840	4,068	14,634	16,569
Asset impairment and estimated lease termination and other closing costs	(194)	104	6,816	4,788
Net loss (gain) on disposal of property	7	33	70	(149)
Total costs and expenses	11,931	18,610	71,398	82,117

Loss from operations	600	(1,251)	(6,803)	(5,493)

Other income (expense):
Interest expense	(152)	(242)	(661)	(886)
Interest income	1	—	22	2
Other expense, net	(82)	—	(82)	—
Total other expense	(233)	(242)	(721)	(884)

Income (loss) before income taxes	367	(1,493)	(7,524)	(6,377)

Income tax (expense) benefit	(1,868)	511	858	2,272

Net loss from continuing operations	(1,501)	(982)	(6,666)	(4,105)
Net (loss) income from discontinued operations, net of tax	(2,301)	40	(1,457)	1,674
Net loss	$(3,802)	$(942)	$(8,123)	$(2,431)

(Loss) income per common share:
Basic net loss per share - continuing operations	$(0.21)	$(0.14)	$(0.95)	$(0.59)
Basic net (loss) income per share - discontinued operations	(0.32)	0.01	(0.21)	0.24
Basic net loss per share	$(0.53)	$(0.14)	$(1.16)	$(0.35)
Diluted net loss per share - continuing operations	$(0.21)	$(0.14)	$(0.95)	$(0.59)
Diluted net (loss) income per share - discontinued operations	(0.32)	0.01	(0.21)	0.24
Diluted net loss per share	$(0.53)	$(0.14)	$(1.16)	$(0.35)
Weighted average shares outstanding - basic	7,195	6,953	7,015	6,950
Weighted average shares outstanding - diluted	7,195	6,953	7,015	6,950

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2017	January 1, 2017	December 31, 2017	January 1, 2017
Food and beverage costs(1)	31.0%	30.5%	30.2%	31.0%
Labor and benefits costs(1)	36.2%	38.5%	36.1%	35.6%
Operating expenses(1)	31.5%	34.8%	30.0%	31.8%
Restaurant level operating margin(1)(3)	1.3%	-3.8%	3.6%	1.6%
Depreciation and amortization(2)	3.8%	3.7%	4.3%	3.7%
General and administrative expenses(2)	22.7%	23.4%	22.7%	21.6%

Adjusted net income (loss) from continuing operations(2)(4)	-0.8%	-2.9%	0.6%	-0.8%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.
(4)

Adjusted net income (loss) from continuing operations is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	December 31, 2017	January 1, 2017
Cash and cash equivalents	$8,836	$4,450
Restricted cash	1,590	1,714
Accounts receivable, net of allowance for doubtful accounts of $592,000 and $271,000, respectively	3,768	5,257
Inventories	633	1,499
Prepaid income taxes and income taxes receivable	689	2,168
Prepaid expenses and other current assets	793	1,326
Assets held for sale	475	1
Total current assets	16,784	16,415

Property, equipment and leasehold improvements, net	11,442	25,912

Other assets:
Intangible assets, net	1,840	2,602
Deferred tax asset	5,823	4,633
Other assets	1,018	1,383
	$36,907	$50,945

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,307	$1,371
Accounts payable	4,365	5,311
Accrued compensation and benefits	1,545	1,321
Other current liabilities	3,118	3,140
Total current liabilities	10,335	11,143

Long-term liabilities:
Long-term debt, less current portion	7,932	8,849
Financing lease obligation, less current portion	1,196	2,280
Other liabilities	3,963	8,705
Total liabilities	23,426	30,977

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 7,376 and 6,958 shares issued and outstanding at December 31, 2017 and January 1, 2017, respectively	70	66
Additional paid-in capital	1,460	—
Retained earnings	11,951	19,902
Total shareholders’ equity	13,481	19,968
	$36,907	$50,945

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

(unaudited)

	Year Ended
	December 31, 2017	January 1, 2017
Cash flows from operating activities:
Net loss from continuing operations	$(6,666)	$(4,105)
Adjustments to reconcile net loss to cash flows provided by operations:
Depreciation and amortization	2,785	2,873
Asset impairment and estimated lease termination and other closing costs	4,012	1,956
Net loss (gain) on disposal of property	70	(149)
Amortization of deferred financing costs	36	115
Amortization of lease interest assets	37	45
Deferred income taxes	(1,245)	(142)
Deferred rent	48	583
Bad debts expense	1,172	24
Stock-based compensation	313	339
Changes in operating assets and liabilities:
Restricted cash	124	(627)
Accounts receivable, net	141	(538)
Inventories	467	564
Prepaid income taxes and income taxes receivable	1,479	(1,942)
Prepaid expenses and other current assets	473	125
Other assets	312	(673)
Accounts payable	(946)	(374)
Accrued compensation and benefits	(3)	(69)
Other current liabilities	(567)	(231)
Other liabilities	(139)	(190)
Cash flows provided by (used for) continuing operating activities	1,903	(2,416)
Cash flows provided by discontinued operating activities	1,350	2,760
Cash flows provided by operating activities	3,253	344

Cash flows from investing activities:
Proceeds from the sale of assets	—	1,068
Purchases of property, equipment and leasehold improvements	(378)	(647)
Cash flows (used for) provided by continuing investing activities	(378)	421
Cash flows provided by discontinued investing activities	1,600	1,039
Cash flows provided by for investing activities	1,222	1,460

Cash flows from financing activities:
Proceeds from long-term debt	—	103
Proceeds from line of credit	—	1,855
Payments for debt issuance costs	(15)	(259)
Payments on long-term debt and financing lease obligations	(1,538)	(4,352)
Proceeds from sale of common stock	1,464	—
Payments from exercise of stock options	—	(1)
Cash flows used for financing activities	(89)	(2,654)

Increase (decrease) in cash and cash equivalents	4,386	(850)
Cash and cash equivalents, beginning of period	4,450	5,300
Cash and cash equivalents, end of period	$8,836	$4,450

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2017	2017	2017	2017
Net loss from continuing operations	$(1,501)	$(982)	(6,666)	(4,105)
Asset impairment and estimated lease termination and other closing costs	(194)	104	6,816	4,788
Settlement agreement	—	410	—	410
Net loss (gain) on disposal of equipment	7	33	70	(149)
Stock-based compensation	130	85	313	339
Severance	287	170	796	4
Tax adjustment	1,168	(320)	(919)	(1,920)
Adjusted net (loss) income from continuing operations	$(103)	$(500)	$410	$(633)
Basic adjusted net (loss) income per common share from continuing operations	$(0.01)	$(0.07)	$0.06	$(0.09)
Diluted adjusted net (loss) income per common share from continuing operations	$(0.01)	$(0.07)	$0.06	$(0.09)

Weighted average common share outstanding - basic	7,195	6,953	7,015	6,950
Weighted average common share outstanding - diluted	7,195	6,953	7,015	6,950

Net loss	$(3,802)	$(942)	$(8,123)	$(2,431)
Asset impairment and estimated lease termination and other closing costs	(513)	104	6,497	4,788
Settlement agreement	—	410	—	410
Depreciation and amortization	528	836	3,396	3,692
Interest and other expense, net	232	242	721	884
Net loss (gain) on disposal of equipment	3,744	34	3,808	(1,319)
Stock-based compensation	130	85	313	339
Severance	287	165	796	170
(Benefit) provision for income taxes	708	(419)	(1,747)	(1,559)
Adjusted EBITDA	$1,314	$515	$5,661	$4,974